SECURITIES AND EXCHANGE COMMISSION
                        Washington, D. C.  20549

                                FORM 11-K
                              ANNUAL REPORT

                    Pursuant to Section 15(d) of the
                     Securities Exchange Act of 1934


               For the fiscal year ended December 31, 1994




                New York State Electric & Gas Corporation
           Tax Deferred Savings Plan for Hourly Paid Employees
        --------------------------------------------------------
                        (Full title of the plan)




                New York State Electric & Gas Corporation
        --------------------------------------------------------
      (Name of issuer of the securities held pursuant to the plan)




              P. O. Box 3287, Ithaca, New York  14852-3287
        --------------------------------------------------------
                 (Address of principal executive office)

                   New York State Electric & Gas Corporation
              Tax Deferred Savings Plan for Hourly Paid Employees

                          Year ended December 31, 1994



                                     INDEX

Report of Independent Auditors .......................................... F-1

Items 1 and 2

Statements of Net Assets Available for Plan Benefits .................... F-2
Statements of Changes in Net Assets Available for Plan Benefits ......... F-3
Notes to Financial Statements ........................................... F-5
Schedule I-Investments--December 31, 1994 ............................... F-10
Schedule I-Investments--December 31, 1993 ............................... F-11
Schedule II-Net Assets Available for Plan Benefits--December 31, 1994 ... F-12
Schedule II-Net Assets Available for Plan Benefits--December 31, 1993 ... F-14
Schedule III-Changes in Net Assets Available for Plan
   Benefits--Year ended December 31, 1994 ............................... F-16
Schedule III-Changes in Net Assets Available for Plan
   Benefits--Year ended December 31, 1993 ............................... F-20
Schedule III-Changes in Net Assets Available for Plan
   Benefits--Year ended December 31, 1992 ............................... F-24
Consent of Independent Auditors ......................................... F-28

                              Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Committee to administer the Tax Deferred Savings Plan for Hourly Paid Employees has duly caused this Annual Report to be signed by the undersigned thereunto duly authorized.

                    New York State Electric & Gas Corporation
                    Tax Deferred Savings Plan for Hourly Paid
                    Employees





                    By            Richard P. Fagan
                                  Richard P. Fagan
Date:  March 10, 1995             Committee Member




                    By            Sherwood J. Rafferty
                                  Sherwood J. Rafferty
Date:  March 10, 1995             Committee Member




                    By            Carl E. Johnson
                                  Carl E. Johnson
Date:  March 10, 1995             Committee Member

                  REPORT OF INDEPENDENT AUDITORS


Tax Deferred Savings Plan for Hourly Paid Employees
  Administrative Committee
New York State Electric & Gas Corporation

We have audited the accompanying statements of net assets available for plan benefits of the New York State Electric & Gas Corporation Tax Deferred Savings Plan for Hourly Paid Employees as of December 31, 1994 and 1993, and the related statements of changes in net assets available for plan benefits for each of the three years in the period ended December 31, 1994. Our audits also included the financial statement schedules listed in the Index at Items 1 and 2. These financial statements and schedules are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the New York State Electric & Gas Corporation Tax Deferred Savings Plan for Hourly Paid Employees at December 31, 1994 and 1993, and the changes in its net assets available for plan benefits for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.



Syracuse, New York                              Ernst & Young LLP
February 17, 1995

                   New York State Electric & Gas Corporation
              Tax Deferred Savings Plan for Hourly Paid Employees

             Statements of Net Assets Available for Plan Benefits


                                                          December 31,
                                                       1994         1993
                                                   -----------------------


ASSETS
Investments (Notes 1 and 3 - Schedules I and II):
  Guaranteed investment contracts                  $ 4,060,365 $ 4,319,938
  Common stock of New York State Electric & Gas
    Corporation (cost - 1994 - $33,692,179
                      - 1993 - $30,343,622)         24,655,111  33,942,236
  Other (cost - 1994 - $23,206,125
              - 1993 - $18,834,960)                 23,692,170  20,322,662
                                                   -----------------------
                                                    52,407,646  58,584,836
  Loans to participants (Note 2 and
    Schedule II)                                     2,372,211   1,973,289
                                                   -----------------------

Net assets available for plan benefits             $54,779,857 $60,558,125
                                                   =======================


See notes to financial statements

                   New York State Electric & Gas Corporation
              Tax Deferred Savings Plan for Hourly Paid Employees

        Statements of Changes in Net Assets Available for Plan Benefits

                                               Year ended December 31,
                                           1994          1993        1992
                                     --------------------------------------
ADDITIONS (Notes 1, 2, and 3
           and Schedule III)
Investment income:
  Net unrealized (depreciation)
    appreciation in current value
    of securities                    $(13,637,336)  $(1,273,238) $ 3,552,321
  Net realized (loss) gain on
    security sales:
      Common stock of New York
        State Electric & Gas
        Corporation                    (1,052,387)       44,022       79,466
      Other                               (95,349)       34,192       32,703
                                     ---------------------------------------
                                      (14,785,072)   (1,195,024)   3,664,490
  Dividends:
    New York State Electric & Gas
      Corporation                       2,354,526     2,232,419    1,792,905
    Other cash dividends (including
      capital gain distributions
      from mutual funds of
      $661,743 in 1994, $571,150
      in 1993 and $359,204 in 1992)     1,209,874     1,040,481      645,634
                                     ---------------------------------------
                                        3,564,400     3,272,900    2,438,539
  Interest on securities                  210,436       259,723      391,487
  Interest on loans to participants       138,824       107,088       62,654
                                     ---------------------------------------
                                      (10,871,412)    2,444,687    6,557,170
Contributions:
  Employer                              1,163,703     1,177,250    1,062,874
  Employee                              7,983,110     8,227,455    7,407,061
                                     ---------------------------------------
                                        9,146,813     9,404,705    8,469,935
                                     ---------------------------------------
Total additions                        (1,724,599)   11,849,392   15,027,105

DEDUCTIONS (Notes 2 and 6 and
            Schedule III)
Withdrawal benefits-stock               1,593,540       620,045      337,311
Withdrawal benefits-cash                2,188,028       217,229      251,981
Transfers to Salaried Plan                213,941       184,973      589,285
Administrative fees                        58,160        15,789       25,104
                                     ---------------------------------------
Total deductions                        4,053,669     1,038,036    1,203,681

                   New York State Electric & Gas Corporation
              Tax Deferred Savings Plan for Hourly Paid Employees

        Statements of Changes in Net Assets Available for Plan Benefits
                                  (Continued)


                                               Year ended December 31,
                                           1994           1993         1992
                                       --------------------------------------
Net (decrease) increase                  (5,778,268)  10,811,356   13,823,424
Net assets available for plan
  benefits at beginning of year          60,558,125   49,746,769   35,923,345
                                       --------------------------------------
Net assets available for plan
  benefits at end of year              $ 54,779,857  $60,558,125  $49,746,769
                                       ======================================


See notes to financial statements

                   New York State Electric & Gas Corporation
              Tax Deferred Savings Plan for Hourly Paid Employees

                         Notes to Financial Statements

                       December 31, 1994, 1993, and 1992


1.   SIGNIFICANT ACCOUNTING POLICIES

The New York State Electric & Gas Corporation Tax Deferred Savings Plan for Hourly Paid Employees (the Hourly Plan) was established effective January 1, 1986 to provide for before-tax contributions in accordance with Internal Revenue Code (Code) Section 401(k). The Hourly Plan is maintained on the accrual basis.

Guaranteed investment contracts are valued at contract value which represents contributions plus interest thereon at the contract rate.

Other investments are carried at current value using the market price at closing on the last business day of the year.

The change during the period between current value and carrying value is reflected in the statement of changes in net assets available for plan benefits as unrealized (depreciation) appreciation in current value of securities.

Realized gains (losses) are calculated as the difference between the proceeds of assets sold during the year and the market value of these assets at the beginning of the year (or the purchase price if the assets sold were acquired during the year).

Certain amounts in the 1993 and 1992 financial statements have been reclassified to conform to the 1994 presentation.

2.   DESCRIPTION OF THE HOURLY PLAN

The Hourly Plan is a defined contribution plan for the exclusive benefit of New York State Electric & Gas Corporation (Company) employees who are eligible to participate under the Hourly Plan provisions.

Contributions by the participants are invested, at the election of the participant, in one or a combination of the following nine funds: (1) the Company Stock Fund, consisting of common stock of the Company; (2) the Equity Fund, a mutual fund, consisting primarily of common stock; (3) the Money Market Fund, a mutual fund, consisting of money market instruments; (4) the Capital Appreciation Fund, a mutual fund, consisting primarily of common stock; (5) the Government Obligation Fund, a mutual fund, consisting of securities that are backed by the full faith and credit of the United States Government; (6) the Global Growth Fund, a mutual fund, consisting primarily of U.S. and international common stocks; or (7) the three Asset Allocation Funds, which invest primarily among equities and fixed income securities. Effective January 1, 1992, the Guaranteed Investment Contract Fund did not accept any new investments. Prior to November 18, 1988, the Guaranteed Investment Contract Fund consisted of investments in insurance contracts that guaranteed an

                   New York State Electric & Gas Corporation
              Tax Deferred Savings Plan for Hourly Paid Employees

                   Notes to Financial Statements  (Continued)


2.   DESCRIPTION OF THE HOURLY PLAN (Continued)

effective annual rate of interest through a specified period, and effective November 18, 1988, included investments in securities and other obligations issued by any company that guaranteed an effective annual rate of interest through a specified period.

An employee covered by a collective bargaining agreement is eligible for participation in the Hourly Plan generally upon completion of at least 1,000 hours of service during the 12 consecutive month period begining on the date of employment or any anniversary thereof.

Employee contributions, with certain exceptions, range from 1% to 15% of the participant's base compensation plus any overtime pay. A participant's total contribution could not exceed $9,240 per year in 1994, $8,994 per year in 1993, and $8,728 per year in 1992 (excluding any Company contributions). The maximum amount has been increased annually for inflation.

During 1994, 1993 and 1992, the Company contributed solely to the Company Stock Fund an amount equivalent to 25% of the participant's contributions to any fund (up to 1.5% of the participant's annual base compensation).

Contributions are also subject to limitations stipulated by the Code.

Contributions to the Hourly Plan are allocated to participant accounts. Participants have full and immediate vesting rights in all contributions, Hourly Plan earnings, and other amounts allocated to their accounts.

Effective July 1, 1994, changes in investment choices and transfers among funds (other than the Guaranteed Investment Contract Fund and the Company's contribution to the Company Stock Fund) are made directly between the participant and the trustee and may be made at any time. Previously, changes in investment choices and transfers could be made once each calendar quarter on any day of the calendar quarter. Subject to certain restrictions, transfers may be made from the Guaranteed Investment Contract Fund (with the exception of amounts related to 1987 contributions) on January 1 of each year.

Participants may obtain a distribution of their accounts due to financial hardship or upon request after attaining the age of 59-1/2.

Distributions from the Equity Fund, Money Market Fund, Capital Appreciation Fund, Government Obligation Fund, Guaranteed Investment Contract Fund, Global Growth Fund and the Asset Allocation Funds are made in cash. Distributions from the Company Stock Fund are made in either whole shares of New York State Electric & Gas Corporation common stock or in cash, as specified by the participant and subject to approval by the Hourly Plan's administrative committee.

                   New York State Electric & Gas Corporation
              Tax Deferred Savings Plan for Hourly Paid Employees

                   Notes to Financial Statements  (Continued)


2.   DESCRIPTION OF THE HOURLY PLAN (Continued)

Participants may, under certain circumstances, borrow against their account balances. The principal amount of the loan is subject to certain limitations as defined in the Hourly Plan document. The term of the loan may not exceed five years, and the interest rate as established by the Hourly Plan's administrative committee prior to October 16, 1989 was no less than 1% below the prime rate. Effective October 16, 1989, the interest rate established by the Hourly Plan's administrative committee provides the Hourly Plan with a return commensurate with the interest rate charged by persons in the business of lending money for loans which would be made under similar circumstances. The loan must be repaid by payroll deductions over the term of the loan. Loan payments are credited to an applicable fund based upon the participant's election. If a participant's employment terminates for any reason, the loan will become immediately due and payable.

The Hourly Plan sponsor has the right to discontinue contributions at any time and terminate the Hourly Plan. In the event of termination of the Hourly Plan, the net assets of the Hourly Plan are set aside, first for payment of all Hourly Plan expenses and, second, for distribution to the participants, based upon the balances in their individual accounts.

3.   INVESTMENTS

The Hourly Plan's investments (including investments bought, sold, and held) appreciated (depreciated) in fair value as follows:

                                            Year ended December 31,
                                         1994           1993         1992
                                      ----------------------------------------

Capital Appreciation Fund             $   (244,054)  $   593,270   $  151,061
Equity Fund                               (689,173)      383,832      175,364
Government Obligation Fund                (156,929)      (31,461)        (509)
Money Market Fund                                -             -            -
Company Stock Fund                     (13,688,069)   (2,140,665)   3,338,574
Guaranteed Investment Contract Fund              -             -            -
Global Growth Fund                          (6,654)            -            -
Asset Allocation Growth Portfolio             (160)            -            -
Asset Allocation Balanced Portfolio            348             -            -
Asset Allocation Conservative
  Portfolio                                   (381)            -            -
                                      ----------------------------------------

                                      $(14,785,072)  $(1,195,024)  $3,664,490
                                      ========================================

                   New York State Electric & Gas Corporation
              Tax Deferred Savings Plan for Hourly Paid Employees

                   Notes to Financial Statements  (Continued)

3.   INVESTMENTS (Continued)

Realized (losses) gains on security
  sales resulted from the following:

                                           Year ended December 31, 1994
                                     ---------------------------------------
                                      Aggregate     Aggregate   Net Realized
                                        Cost        Proceeds       (Loss)
                                     ---------------------------------------
  Common stock of New York State
    Electric & Gas Corporation       $4,711,899    $3,659,512   $(1,052,387)
  Other                               3,322,314     3,226,965       (95,349)


                                           Year ended December 31, 1993
                                     ---------------------------------------
                                      Aggregate     Aggregate   Net Realized
                                         Cost       Proceeds        Gain
                                     ---------------------------------------

  Common stock of New York State
    Electric & Gas Corporation       $3,471,971    $3,515,993   $    44,022
  Other                                 634,922       669,114        34,192


                                           Year ended December 31, 1992
                                     ---------------------------------------
                                      Aggregate     Aggregate   Net Realized
                                        Cost        Proceeds        Gain
                                     ---------------------------------------

  Common stock of New York State
    Electric & Gas Corporation       $1,620,493    $1,699,959   $    79,466
  Other                                 512,796       545,499        32,703

4.  INCOME TAX STATUS

The Company has received a determination letter from the Internal Revenue Service that the Hourly Plan qualifies as a tax deferred savings plan under Sections 401(a) and 401(k) of the Code.

The Prospectus for the Hourly Plan and other materials provided to participants include a discussion of the income tax rules applicable to participants with respect to the Hourly Plan.

                   New York State Electric & Gas Corporation
              Tax Deferred Savings Plan for Hourly Paid Employees

                   Notes to Financial Statements  (Continued)

5.   PARTICIPANTS

At December 31, 1994, 1993, and 1992, respectively, there were 2,889, 2,439, and 2,642 participants in one or more funds as follows:

                                                     1994    1993     1992
                                                    ----------------------
   Capital Appreciation Fund                        1,209     993      786
   Equity Fund                                      1,311   1,116      878
   Government Obligation Fund                         441     407      309
   Money Market Fund                                  930     942      920
   Company Stock Fund                               2,382   2,363    2,223
   Guaranteed Investment Contract Fund                708     713      784
   Global Growth Fund                                 121       -        -
   Asset Allocation  Growth Portfolio                  41       -        -
   Asset Allocation  Balanced Portfolio                40       -        -
   Asset Allocation  Conservative Portfolio            15       -        -


6.   TRANSACTIONS WITH PARTIES-IN-INTEREST

Prior to 1994, trustee fees related to the Guaranteed Investment Contract Fund were paid by the Hourly Plan and all other administrative costs of the Hourly Plan were paid by the Company. Beginning in 1994, all fees are paid by the Hourly Plan.

                   New York State Electric & Gas Corporation
              Tax Deferred Savings Plan for Hourly Paid Employees

                            Schedule I - Investments

                               December 31, 1994


                                       Balance Held at               Market
Name of Issuer and Title of Issue         End of Year     Cost       Value
- -----------------------------------------------------------------------------

Capital Appreciation Fund
  Putnam Voyager Fund                  634,103 shares $ 6,612,691 $ 7,304,863

Equity Fund
  Putnam Fund for Growth and Income    835,705 shares  10,670,385  10,630,168

Government Obligation Fund
  Putnam U.S. Government Income Trust  138,557 shares   1,848,497   1,689,004

Money Market Fund
  Putnam Money Market Fund           3,556,848 shares   3,566,848   3,566,848

Global Growth Fund                      18,733 shares     178,963     172,722

Asset Allocation  Growth Portfolio      17,598 shares     146,572     146,419

Asset Allocation  Balanced Portfolio    18,054 shares     148,409     148,765

Asset Allocation  Conservative
  Portfolio                              4,111 shares      33,760      33,381
                                                      -----------------------
 Total                                                $23,206,125 $23,692,170
                                                      =======================
Company Stock Fund
  New York State Electric & Gas
    Corporation common stock         1,297,637 shares $33,692,179 $24,655,111
                                                      =======================
Guaranteed Investment Contracts                       $ 4,060,365 $ 4,060,365
                                                      =======================
Loans to participants (interest rate 6 1/2% to 9%)    $ 2,372,210 $ 2,372,210
                                                      =======================

                   New York State Electric & Gas Corporation
              Tax Deferred Savings Plan for Hourly Paid Employees

                            Schedule I - Investments

                               December 31, 1993


                                       Balance Held at               Market
Name of Insurer and Title of Issue        End of Year     Cost       Value
- -------------------------------------------------------------------------------

Capital Appreciation Fund
  Putnam Voyager Fund                  477,879 shares  $ 4,829,848  $ 5,729,770

Equity Fund
  Putnam Fund for Growth and Income    723,831 shares    9,222,812    9,844,103

Government Obligation Fund
  Putnam U.S. Government Income
    Trust                              117,160 shares    1,609,317    1,575,806

Money Market Fund
  Putnam Money Market Fund           3,172,983 shares    3,172,983    3,172,983
                                                       ------------------------
Total                                                  $18,834,960  $20,322,662
                                                       ========================


Company Stock Fund
  New York State Electric & Gas
    Corporation common stock         1,103,813 shares  $30,343,622  $33,942,236
                                                       ========================
Guaranteed Investment Contracts                        $ 4,319,938  $ 4,319,938
                                                       ========================
Loans to participants (interest rate 6 1/2% to 7%)     $ 1,973,289  $ 1,973,289
                                                       ========================

                                              New York State Electric & Gas Corporation
                                         Tax Deferred Savings Plan for Hourly Paid Employees

                                         Schedule II - Net Assets Available for Plan Benefits

                                                          December 31, 1994
                                                                                                        Guaranteed
                                         Capital                   Government     Money       Company    Investment
                                       Appreciation     Equity     Obligation     Market       Stock      Contract
                                          Fund           Fund         Fund        Fund         Fund         Fund       Subtotal
                                       ----------------------------------------------------------------------------------------
Guaranteed investment contracts                                                                         $4,060,365  $ 4,060,365

Investments:
  Common stock of New York State
    Electric & Gas Corporation                                                             $24,655,111               24,655,111
  Other                                 $7,304,863    $10,630,168  $1,689,004  $3,566,848                            23,190,883

  Loans to participants
                                       ----------------------------------------------------------------------------------------
Net assets available for plan benefits  $7,304,863    $10,630,168  $1,689,004  $3,566,848  $24,655,111  $4,060,365  $51,906,359
                                       ========================================================================================

                                               New York State Electric & Gas Corporation
                                          Tax Deferred Savings Plan for Hourly Paid Employees

                                    Schedule II - Net Assets Available for Plan Benefits (Continued)

                                                          December 31, 1994
                                                                 Asset       Asset        Asset
                                          Subtotal    Global   Allocation  Allocation   Allocation
                                          Brought     Growth     Growth     Balanced   Conservative     Loan
                                          Forward      Fund    Portfolio   Portfolio    Portfolio       Fund        Total
                                       ------------------------------------------------------------------------------------
Guaranteed investment contracts        $ 4,060,365                                                              $ 4,060,365

Investments:
  Common stock of New York State
    Electric & Gas Corporation          24,655,111                                                               24,655,111
  Other                                 23,190,883  $172,722    $146,419    $148,765    $33,381                  23,692,170

  Loans to participants                                                                             $2,372,211    2,372,211
                                       ------------------------------------------------------------------------------------
Net assets available for plan
  benefits                             $51,906,359  $172,722    $146,419    $148,765    $33,381     $2,372,211  $54,779,857
                                       ====================================================================================

                                              New York State Electric & Gas Corporation
                                         Tax Deferred Savings Plan for Hourly Paid Employees

                                         Schedule II - Net Assets Available for Plan Benefits

                                                          December 31, 1993
                                                                                                       Guaranteed
                                         Capital                 Government    Money       Company     Investment
                                       Appreciation    Equity    Obligation    Market       Stock       Contract
                                          Fund          Fund        Fund       Fund         Fund          Fund      Subtotal
                                        -------------------------------------------------------------------------------------
Guaranteed investment contracts                                                                       $4,319,938  $ 4,319,938

Investments:
  Common stock of New York State
    Electric & Gas Corporation                                                           $33,942,236               33,942,236
  Other                                 $5,729,770   $9,844,103  $1,575,806  $3,172,983                            20,322,662

  Loans to participants
                                        -------------------------------------------------------------------------------------
Net assets available for plan benefits  $5,729,770   $9,844,103  $1,575,806  $3,172,983  $33,942,236  $4,319,938  $58,584,836
                                        =====================================================================================

                                              New York State Electric & Gas Corporation
                                         Tax Deferred Savings Plan for Hourly Paid Employees

                                    Schedule II - Net Assets Available for Plan Benefits (Continued)

                                                          December 31, 1993

                                            Subtotal
                                            Brought       Loan
                                            Forward       Fund        Total
                                          ------------------------------------

Guaranteed investment contracts           $ 4,319,938              $ 4,319,938

Investments:
  Common stock of New York State
    Electric & Gas Corporation             33,942,236               33,942,236
  Other                                    20,322,662               20,322,662

  Loans to participants                                $1,973,289    1,973,289
                                          ------------------------------------

Net assets available for plan benefits    $58,584,836  $1,973,289  $60,558,125
                                          ====================================

                                              New York State Electric & Gas Corporation
                                         Tax Deferred Savings Plan for Hourly Paid Employees

                                   Schedule III - Changes in Net Assets Available for Plan Benefits

                                                     Year ended December 31, 1994
                                                                                                          Guaranteed
                                         Capital                  Government     Money         Company    Investment
                                       Appreciation    Equity     Obligation     Market         Stock      Contract
                                          Fund          Fund         Fund         Fund          Fund         Fund      Subtotal
                                       -----------------------------------------------------------------------------------------
Investment income:
  Net unrealized (depreciation)
    appreciation in current value
    of securities                      $ (207,750)  $  (661,506)  $ (125,981)              $(12,635,682)           $(13,630,919)
  Net realized (loss) on
    security sales:
      Common stock of New York State
        Electric & Gas Corporation                                                           (1,052,387)             (1,052,387)
      Other                               (36,304)      (27,667)     (30,948)                                           (94,919)
                                       -----------------------------------------------------------------------------------------
                                         (244,054)     (689,173)    (156,929)               (13,688,069)            (14,778,225)
  Dividends:
    New York State Electric & Gas
      Corporation                                                                             2,354,526               2,354,526
    Other                                 306,520       654,044      116,951   $  124,694                             1,202,209
  Interest on securities                                                                                 $  210,436     210,436
  Interest on loans to participants
                                       -----------------------------------------------------------------------------------------
                                           62,466       (35,129)     (39,978)     124,694   (11,333,543)    210,436 (11,011,054)
Contributions:
  Employer                                                                                    1,163,703               1,163,703
  Employee                              1,676,097     1,675,697      409,845      548,153     3,635,850               7,945,642
Interfund transfers (net)                 287,206        41,841      (85,404)     161,458    (1,018,466)   (109,734)   (723,099)
                                       -----------------------------------------------------------------------------------------
Total additions                         2,025,769     1,682,409      284,463      834,305    (7,552,456)    100,702  (2,624,808)

                                              New York State Electric & Gas Corporation
                                         Tax Deferred Savings Plan for Hourly Paid Employees

                                   Schedule III - Changes in Net Assets Available for Plan Benefits

                                                     Year ended December 31, 1994
                                                              (Continued)
                                                                                                        Guaranteed
                                         Capital                  Government     Money       Company    Investment
                                       Appreciation     Equity    Obligation     Market       Stock      Contract
                                          Fund           Fund        Fund        Fund         Fund         Fund        Subtotal
                                       ----------------------------------------------------------------------------------------

Withdrawal benefits - stock                                                                  1,593,540                1,593,540
Withdrawal benefits - cash                 416,143       844,965     167,915      418,893                  340,112    2,188,028
Transfers to Salaried Plan                  29,009        44,295       2,075       17,982      114,660       5,920      213,941
Administrative fees                          5,524         7,084       1,275        3,565       26,469      14,243       58,160
                                       ----------------------------------------------------------------------------------------
Total deductions                           450,676       896,344     171,265      440,440    1,734,669     360,275    4,053,669
                                       ----------------------------------------------------------------------------------------
Net increase (decrease)                  1,575,093       786,065     113,198      393,865   (9,287,125)   (259,573)  (6,678,477)
Net assets available for plan
  benefits at beginning of year          5,729,770     9,844,103   1,575,806    3,172,983   33,942,236   4,319,938   58,584,836
                                       ----------------------------------------------------------------------------------------
Net assets available for plan
  benefits at end of year               $7,304,863   $10,630,168  $1,689,004   $3,566,848 $ 24,655,111  $4,060,365 $ 51,906,359
                                       ========================================================================================

                                              New York State Electric & Gas Corporation
                                         Tax Deferred Savings Plan for Hourly Paid Employees

                              Schedule III - Changes in Net Assets Available for Plan Benefits (Continued)

                                                     Year Ended December 31, 1994
                                                                      Asset       Asset       Asset
                                             Subtotal     Global    Allocation  Allocation   Allocation
                                             Brought      Growth      Growth     Balanced   Conservative      Loan
                                             Forward       Fund     Portfolio   Portfolio    Portfolio        Fund      Total
                                           -------------------------------------------------------------------------------------
Investment income:
  Net unrealized (depreciation)
    appreciation in current value
    of securities                          $(13,630,919) $ (6,241)  $   (153)  $    357      $  (380)              $(13,637,336)
  Net realized (loss) on security sales:
    Common stock of New York State
      Electric & Gas Corporation             (1,052,387)                                                             (1,052,387)
    Other                                       (94,919)     (413)        (7)        (9)          (1)                   (95,349)
                                           -------------------------------------------------------------------------------------
                                            (14,778,225)   (6,654)      (160)       348         (381)               (14,785,072)
  Dividends:
    New York State Electric & Gas
      Corporation                             2,354,526                                                               2,354,526
    Other                                     1,202,209     5,334      1,100        885          346                  1,209,874
  Interest on securities                        210,436                                                                 210,436
  Interest on loans to participants                                                                     $  138,824      138,824
                                           -------------------------------------------------------------------------------------
                                            (11,011,054)   (1,320)       940      1,233          (35)      138,824  (10,871,412)
Contributions:
  Employer                                    1,163,703                                                               1,163,703
  Employee                                    7,945,642    17,477      7,630     10,665        1,696                  7,983,110
Interfund transfers (net)                      (723,099)  156,565    137,849    136,867       31,720       260,098            0
                                           -------------------------------------------------------------------------------------
Total additions                              (2,624,808)  172,722    146,419    148,765       33,381       398,922   (1,724,599)

                                              New York State Electric & Gas Corporation
                                         Tax Deferred Savings Plan for Hourly Paid Employees

                              Schedule III - Changes in Net Assets Available for Plan Benefits (Continued)

                                                           Year Ended December 31, 1994
                                                                    (Continued)
                                                                      Asset       Asset       Asset
                                             Subtotal     Global    Allocation  Allocation   Allocation
                                             Brought      Growth      Growth     Balanced   Conservative     Loan
                                             Forward       Fund     Portfolio   Portfolio    Portfolio       Fund        Total
                                          --------------------------------------------------------------------------------------
Withdrawal benefits - stock                  1,593,540                                                                1,593,540
Withdrawal benefits - cash                   2,188,028                                                                2,188,028
Transfers to Salaried Plan                     213,941                                                                  213,941
Administrative fees                             58,160                                                                   58,160
                                          --------------------------------------------------------------------------------------
Total deductions                             4,053,669                                                                4,053,669
                                          --------------------------------------------------------------------------------------
Net increase (decrease)                     (6,678,477)   172,722    146,419     148,765      33,381       398,922   (5,778,268)
Net assets available for plan
  benefits at beginning of year             58,584,836          -          -           -           -     1,973,289   60,558,125
                                          --------------------------------------------------------------------------------------
Net assets available for plan
  benefits at end of year                 $ 51,906,359   $172,722   $146,419    $148,765     $33,381    $2,372,211  $54,779,857
                                          ======================================================================================

                                              New York State Electric & Gas Corporation
                                         Tax Deferred Savings Plan for Hourly Paid Employees

                                   Schedule III - Changes in Net Assets Available for Plan Benefits

                                                   Year ended December 31, 1993
                                                                                                        Guaranteed
                                         Capital                 Government     Money       Company     Investment
                                       Appreciation    Equity    Obligation     Market       Stock       Contract
                                          Fund          Fund        Fund        Fund         Fund          Fund      Subtotal
                                       -----------------------------------------------------------------------------------------

Investment income:
  Net unrealized appreciation
    (depreciation) in current
    value of securities                 $  572,085   $  369,618  $  (30,254)              $(2,184,687)              $(1,273,238)
  Net realized gain (loss) on
    security sales:
      Common stock of New York
        State Electric & Gas
        Corporation                                                                            44,022                    44,022
      Other                                 21,185       14,214      (1,207)                                             34,192
                                       -----------------------------------------------------------------------------------------
                                           593,270      383,832     (31,461)               (2,140,665)               (1,195,024)
  Dividends:
    New York State Electric & Gas
      Corporation                                                                           2,232,419                 2,232,419
    Other                                  206,710      678,852      86,457   $   68,462                              1,040,481
  Interest on securities                                                                                $  259,723      259,723
  Interest on loans to participants
                                       -----------------------------------------------------------------------------------------
                                           799,980    1,062,684      54,996       68,462       91,754      259,723    2,337,599
Contributions:
  Employer                                                                                  1,177,250                 1,177,250
  Employee                               1,284,695    1,289,058     463,056      675,717    4,514,929                 8,227,455
Interfund transfers (net)                  432,328    1,261,576     317,779        3,659   (2,253,353)    (303,682)    (541,693)
                                       -----------------------------------------------------------------------------------------
Total additions                          2,517,003    3,613,318     835,831      747,838    3,530,580      (43,959)  11,200,611

                                              New York State Electric & Gas Corporation
                                         Tax Deferred Savings Plan for Hourly Paid Employees

                                  Schedule III - Changes in Net Assets Available for Plan Benefits

                                                   Year ended December 31, 1993
                                                            (Continued)
                                                                                                       Guaranteed
                                         Capital                  Government     Money       Company   Investment
                                       Appreciation     Equity    Obligation     Market       Stock     Contract
                                          Fund           Fund        Fund        Fund         Fund        Fund       Subtotal
                                       ----------------------------------------------------------------------------------------

Withdrawal benefits - stock                                                                   620,045                   620,045
Withdrawal benefits - cash                  12,286        78,891       2,794      50,954                    72,304      217,229
Transfers to Salaried Plan                  47,447        33,709      23,462      24,344       49,126        6,885      184,973
Administrative fees                                                                                         15,789       15,789
                                       ----------------------------------------------------------------------------------------
Total deductions                            59,733       112,600      26,256      75,298      669,171       94,978    1,038,036
                                       ----------------------------------------------------------------------------------------
Net increase (decrease)                  2,457,270     3,500,718     809,575     672,540    2,861,409     (138,937)  10,162,575
Net assets available for plan
  benefits at beginning of year          3,272,500     6,343,385     766,231   2,500,443   31,080,827    4,458,875   48,422,261
                                       ----------------------------------------------------------------------------------------
Net assets available for plan
  benefits at end of year               $5,729,770    $9,844,103  $1,575,806  $3,172,983  $33,942,236   $4,319,938  $58,584,836
                                       ========================================================================================

                                               New York State Electric & Gas Corporation
                                          Tax Deferred Savings Plan for Hourly Paid Employees

                              Schedule III - Changes in Net Assets Available for Plan Benefits (Continued)

                                                      Year Ended December 31, 1993
                                          Subtotal
                                          Brought         Loan
                                          Forward         Fund        Total
                                       --------------------------------------
Investment income:
  Net unrealized (depreciation)
    appreciation in current
    value of securities                $(1,273,238)              $(1,273,238)
  Net realized gain (loss) on
    security sales:
      Common stock of New York State
        Electric & Gas Corporation          44,022                    44,022
      Other                                 34,192                    34,192
                                       --------------------------------------
                                        (1,195,024)               (1,195,024)
  Dividends:
    New York State Electric & Gas
      Corporation                        2,232,419                 2,232,419
    Other                                1,040,481                 1,040,481
  Interest on securities                   259,723                   259,723
  Interest on loans to participants                   $  107,088     107,088
                                       --------------------------------------
                                         2,337,599       107,088   2,444,687
Contributions:
  Employer                               1,177,250                 1,177,250
  Employee                               8,227,455                 8,227,455
Interfund transfers (net)                 (541,693)      541,693           0
                                       --------------------------------------
Total additions                         11,200,611       648,781  11,849,392

                                               New York State Electric & Gas Corporation
                                          Tax Deferred Savings Plan for Hourly Paid Employees

                               Schedule III - Changes in Net Assets Available for Plan Benefits (Continued)

                                                     Year Ended December 31, 1993
                                                              (Continued)
                                          Subtotal
                                          Brought        Loan
                                          Forward        Fund         Total
                                        -------------------------------------
Withdrawal benefits - stock                 620,045                   620,045
Withdrawal benefits - cash                  217,229                   217,229
Transfers to Salaried Plan                  184,973                   184,973
Administrative fees                          15,789                    15,789
                                        -------------------------------------
Total deductions                          1,038,036                 1,038,036
                                        -------------------------------------
Net increase                             10,162,575     648,781    10,811,356
Net assets available for plan
  benefits at beginning of year          48,422,261   1,324,508    49,746,769
                                        -------------------------------------
Net assets available for plan
  benefits at end of year               $58,584,836  $1,973,289   $60,558,125
                                        =====================================

                                              New York State Electric & Gas Corporation
                                         Tax Deferred Savings Plan for Hourly Paid Employees

                                   Schedule III - Changes in Net Assets Available for Plan Benefits

                                                   Year ended December 31, 1992
                                                                                                          Guaranteed
                                         Capital                   Government     Money       Company     Investment
                                       Appreciation     Equity     Obligation     Market       Stock       Contract
                                          Fund           Fund         Fund        Fund         Fund          Fund      Subtotal
                                      ------------------------------------------------------------------------------------------

Investment income:
  Net unrealized appreciation
    (depreciation) in current
    value of securities                $  145,148    $  151,323    $  (3,258)             $ 3,259,108                $ 3,552,321
  Net realized gain on security sales:
    Common stock of New York State
      Electric & Gas Corporation                                                               79,466                     79,466
    Other                                   5,913        24,041        2,749                                              32,703
                                       ------------------------------------------------------------------------------------------
                                          151,061       175,364         (509)               3,338,574                  3,664,490
  Dividends:
    New York State Electric & Gas
      Corporation                                                                           1,792,905                  1,792,905
    Other                                 150,150       419,508       27,552    $   48,424                               645,634
  Interest on securities                                                                                  $  391,487     391,487
  Interest on loans to participants
                                       ------------------------------------------------------------------------------------------
                                          301,211       594,872       27,043        48,424  5,131,479        391,487   6,494,516
Contributions:
  Employer                                                                                  1,062,874                  1,062,874
  Employee                                919,697       895,177      437,448       821,708  4,333,031                  7,407,061
Interfund transfers (net)               1,044,172       755,789      330,623       577,945    480,618     (3,858,404)   (669,257)
                                       ------------------------------------------------------------------------------------------
Total additions                         2,265,080     2,245,838      795,114     1,448,077 11,008,002     (3,466,917) 14,295,194

                                              New York State Electric & Gas Corporation
                                         Tax Deferred Savings Plan for Hourly Paid Employees

                                   Schedule III - Changes in Net Assets Available for Plan Benefits

                                                     Year ended December 31, 1992
                                                              (Continued)
                                                                                                          Guaranteed
                                         Capital                   Government     Money        Company    Investment
                                       Appreciation     Equity     Obligation     Market        Stock      Contract
                                          Fund           Fund         Fund         Fund         Fund         Fund      Subtotal
                                       -----------------------------------------------------------------------------------------
Withdrawal benefits - stock                                                                    337,311                   337,311
Withdrawal benefits - cash                 42,038         46,861       13,800      25,146                  124,136       251,981
Transfers to Salaried Plan                 43,787        100,286       15,083       7,219      375,917      46,993       589,285
Administrative fees                                                                                         25,104        25,104
                                       -----------------------------------------------------------------------------------------
Total deductions                           85,825        147,147       28,883      32,365      713,228     196,233     1,203,681
                                       -----------------------------------------------------------------------------------------
Net increase (decrease)                 2,179,255      2,098,691      766,231   1,415,712   10,294,774  (3,663,150)   13,091,513
Net assets available for plan
  benefits at beginning of year         1,093,245      4,244,694                1,084,731   20,786,053   8,122,025    35,330,748
                                       -----------------------------------------------------------------------------------------
Net assets available for plan
  benefits at end of year              $3,272,500     $6,343,385   $  766,231  $2,500,443  $31,080,827  $4,458,875   $48,422,261
                                       =========================================================================================

                                               New York State Electric & Gas Corporation
                                          Tax Deferred Savings Plan for Hourly Paid Employees

                               Schedule III - Changes in Net Assets Available for Plan Benefits (Continued)

                                                       Year Ended December 31, 1992

                                           Subtotal
                                           Brought       Loan
                                           Forward       Fund       Total
                                        ------------------------------------
Investment income:
  Net unrealized appreciation
    (depreciation) in current
    value of securities                 $ 3,552,321              $ 3,552,321
  Net realized gain on security sales:
    Common stock of New York State
      Electric & Gas Corporation             79,466                   79,466
    Other                                    32,703                   32,703
                                        ------------------------------------
                                          3,664,490                3,664,490
  Dividends:
    New York State Electric & Gas
      Corporation                         1,792,905                1,792,905
    Other                                   645,634                  645,634
  Interest on securities                    391,487                  391,487
  Interest on loans to participants                  $   62,654       62,654
                                        ------------------------------------
                                          6,494,516      62,654    6,557,170
Contributions:
  Employer                                1,062,874                1,062,874
  Employee                                7,407,061                7,407,061
Interfund transfers (net)                  (669,257)    669,257            0
                                        ------------------------------------
Total additions                          14,295,194     731,911   15,027,105

                                              New York State Electric & Gas Corporation
                                         Tax Deferred Savings Plan for Hourly Paid Employees

                             Schedule III - Changes in Net Assets Available for Plan Benefits (Continued)

                                                     Year Ended December 31, 1992
                                                              (Continued)
                                          Subtotal
                                          Brought         Loan
                                          Forward         Fund         Total
                                        -------------------------------------
Withdrawal benefits-stock                   337,311                   337,311
Withdrawal benefits-cash                    251,981                   251,981
Transfers to Salaried Plan                  589,285                   589,285
Administrative fees                          25,104                    25,104
                                        -------------------------------------
Total deductions                          1,203,681                 1,203,681
                                        -------------------------------------
Net increase                             13,091,513     731,911    13,823,424
Net assets available for plan
  benefits at beginning of year          35,330,748     592,597    35,923,345
                                        -------------------------------------
Net assets available for plan
  benefits at end of year               $48,422,261  $1,324,508   $49,746,769
                                        =====================================

                 Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Post-effective Amendment No. 1 to Form S-8 No. 33-31897) pertaining to the New York State Electric & Gas Corporation Tax Deferred Savings Plan for Hourly Paid Employees of our report dated February 17, 1995, with respect to the financial statements and schedules of the New York State Electric & Gas Corporation Tax Deferred Savings Plan for Hourly Paid Employees included in this Annual Report (Form 11-K) for the year ended December 31, 1994.




Syracuse, New York                                Ernst & Young LLP
March 6, 1995